Exhibit 99.1

R.R. Donnelley

Media contact:	Investor contact:

Vera C. Panchak	Christopher Curtis
Director, Corporate Communication	Director, Investor Relations
312-326-8418	312-326-8313
vera.panchak@rrd.com	christopher.curtis@rrd.com

For Immediate Release

R.R. Donnelley Reports 1st Quarter 2002 Results; Affirms 2002 Guidance

CHICAGO, May 1, 2002— R.R. Donnelley & Sons Company (NYSE: DNY) today announced first quarter 2002 revenues of $1.1 billion, down 16 percent from the year ago period. Diluted earnings per share, excluding one-time items, were 8 cents, a decrease of 65 percent from 23 cents a year ago. Net income, excluding one-time items, was $9 million, down 66 percent from $28 million a year ago.

The company’s reported results were affected by several one-time items. Including one-time items, the company reported earnings per diluted share of 20 cents compared with 12 cents for the year-earlier period. Including one-time items, net income was $23 million, compared with $15 million in 2001.

First quarter 2002 one-time items included restructuring and impairment charges of $27 million ($17 million after-tax, or 14 cents per diluted share), and a $30 million reversal of excess tax reserves ($30 million benefit after-tax, or 26 cents per diluted share), related to the company’s settlement with the IRS on deductibility of interest payments for corporate-owned life insurance.

Results were impacted by lower activity levels across most of the company’s markets, most significantly in magazines, catalogs and retail. The company announced several cost reduction efforts during 2001 that are offsetting much of the market weakness. Those efforts will reduce the company’s annualized cost structure by $160 million by the end of the fourth quarter of 2002 versus levels at the end of 2000.

“Even though our markets are still in recession, we are continuing to strengthen our competitive position,” stated William L. Davis, chairman, president and chief executive officer of R.R. Donnelley. “This bodes well for R.R. Donnelley when activity levels improve.”

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R. R. Donnelley (Reports 1st-Quarter 2002 Earnings)
May 1, 2002

The company also affirmed its previously issued guidance for 2002. Anticipating continued weak conditions across its key markets, the company expects earnings per share to range between $1.50 and $1.65, excluding restructuring and impairment charges and other one-time items. Capital spending is expected to range between $250 million and $300 million, also unchanged from previous guidance.

The company changed its segment reporting in the first quarter to reflect the creation of Donnelley Print Solutions and better align with how the company manages its businesses. Quarterly results for 2001 have been restated to conform to the new presentation and are included in this release.

On a pro forma basis, first quarter 2001 diluted earnings per share would have been 3 cents higher than as reported, or 15 cents, had the company applied the new changes in goodwill accounting for 2002 in the prior year.

R.R. Donnelley will hold its quarterly investor conference call at 10 a.m., central time, on Wednesday, May 1, 2002. For a link to the call, log on to invest.rrdonnelley.com. Check in approximately 10 minutes in advance of the start time to set up to receive the webcast. The call also will be archived on the site for seven days.

R.R. Donnelley (www.rrdonnelley.com) is revolutionizing communications effectiveness by providing comprehensive and integrated communications services. These include premedia, digital photography, content management, printing, Internet consulting and logistics. The company’s full range of solutions help publishers and merchandisers, as well as telecommunications, financial and healthcare companies, deliver effective and targeted communications in the right format to the right audience at the right time. The company serves customers in North America, South America, Europe and the Asia/Pacific Basin.

Certain statements, including discussions of the company’s expectations for 2002 and beyond, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause actual results to differ materially from the future results expressed or implied by these statements. Refer to Part I, Item I of the company’s annual report on Form 10-K for the year ended December 31, 2001, for a description of such factors.

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R. R. Donnelley Reports 1st-quarter 2002 Earnings

CONDENSED CONSOLIDATED INCOME STATEMENT
($000's omitted, except per-share data)

	3 mos ended March 31		% Change
	2002	2001
Net sales	$1,093,650	$1,302,650	(16.0%)
Value added revenue	631,545	728,282	(13.3%)
Value added cost of sales	463,640	528,909	(12.3%)

Gross profit	167,905	199,373	(15.8%)
Selling and administrative expenses	130,522	137,781	(5.3%)
Restructuring and impairment charges[5]	26,692	19,702	35.5%

Earnings from operations	10,691	41,890	(74.5%)
Other income (expense):
Interest expense	(15,453)	(17,624)	(12.3%)
Other, net	(6,891)	(681)	N/M

Earnings (loss) before income taxes	(11,653)	23,585	N/M
Provision (benefit) for income taxes	(34,312)	9,080	N/M

Net income	$22,659.00	$14,505.00	56.2%

Diluted Earnings Per Share
Continuing operations	$0.08	$0.23	(65.2%)
Restructuring and impairment charges	(0.14)	(0.10)	40.0%
Other investment writedowns	—	(0.01)	N/M
Reversal of excess COLI tax reserves	0.26	—	N/M

Consolidated	$0.20	$0.12	66.7%

	3 mos ended March 31
	2002	2001
Share Data
Basic shares outstanding at March 31	112,866	118,169
Average basic shares outstanding	112,894	119,600
Effect of dilutive securities	1,930	1,718
Average diluted shares outstanding	114,824	121,318

Percent to Net Sales
Gross profit	15.4%	15.3%
S&A expense	11.9%	10.6%
Earnings from operations[1]	3.4%	4.7%
Net Income[1,2]	0.9%	2.1%

Percent to VAR
Gross profit	26.6%	27.4%
S&A expense	20.7%	18.9%
Earnings from operations[1]	5.9%	8.5%
Net Income1.2	1.5%	3.8%

Other Data
EBITDA[1,2]	$112,359	$160,863
Capital spending	65,818	32,546

Goodwill and Other Intangible Assets—Adoption of
Statement of Financial Accounting Standards No. 142
Reported net income	$22,659	$14,505
Add back: Goodwill amortization, net of tax	—	3,509

Adjusted pro forma net income	22,659	18,014
Basic and diluted earnings per share
Reported net income	$0.20	$0.12
Goodwill amortization	—	0.03

Adjusted pro forma net income	$0.20	$0.15
	As of March 31
	2002	2001
Return on avg invested capital[1,2,3]	9.4%	12.5%
Operating working capital[4] (% of net sales)	4.9%	6.2%
Total debt	$1,082,564	$1,199,051

Impact of Restructuring, Impairment & One-time Items	3 mos ended March 31
	2002		2001
	Earnings before Income Taxes	Net Income	Earnings before Income Taxes	Net Income
Continuing operations	$15,039	$9,475	$45,327	$27,876
Restructuring and impairment charge[5]	(26,692)	(16,816)	(19,702)	(12,117)
One-time items*:
Reversal of excess COLI tax reserves	—	30,000	—	—
Other investment writedowns		—	(2,040)	(1,254)

Restruct., impairment & one-time items	(26,692)	13,184	(21,742)	(13,371)

Consolidated results	$(11,653)	$22,659	$23,585	$14,505

*	Included in other income (expense) and tax provision (benefit) in the condensed consolidated income statement.

[1]	Excludes the impact of restructuring and impairment charges as quantified in the table above.

[2]	Excludes the impact of one-time items as quantified in the table above.

[3]	Computed on 12-month rolling net income excluding restructuring and impairment charges and other one-time items divided by a 13-month average of debt and equity.

[4]
Computed on a 13-month average of net receivables, net inventories, and prepaid expenses minus accounts payable and accrued liabilities (excluding restructuring reserves) divided by 12-month rolling net sales.

[5]	2001 investment write-downs of $2.0 million represent non-operating charges to reduce the carrying values of internet-related investments.

R.R. Donnelley Reports 1st-quarter 2002 Earnings

KEY INFORMATION
($000's omitted)

Industry Segment Data
	Donnelley Print Solutions	Logistics Services	Other[6]	Corporate[8,9]	Consolidated Total
First Quarter 2002
Sales	$714,334	$172,079	$207,237	$—	$1,093,650
Restructuring and impairment charges	23,122	24	2,408	1,138	26,692
Earnings (loss) from operations	23,978	3,043	(26,756)	10,426 [10]	10,691
Earnings (loss) before income taxes	27,109	2,981	(31,471)	(10,272)	(11,653)

First Quarter 2001 (as restated)
Sales	$877,974	$186,218	$238,458	$—	$1,302,650
Restructuring and impairment charges	18,488	—	1,081	133	19,702
Earnings (loss) from operations	63,600	(4,593)	(35,179)	18,062	41,890
Earnings (loss) before income taxes	66,289	(4,610)	(35,170)[7]	(2,924)	23,585

Second Quarter 2001 (as restated)
Sales	$806,000	$186,118	$299,932	$—	$1,292,050
Restructuring and impairment charges	46,711	91	5,428	103	52,333
Earnings (loss) from operations	16,392	(3,209)	(2,128)	14,487	25,542
Earnings (loss) before income taxes	19,974	(3,221)	(679)	(6,079)	9,995

Third Quarter 2001 (as restated)
Sales	$856,586	$190,059	$241,592	$—	$1,288,237
Restructuring and impairment charges	7,927	190	11,756	(13)	19,860
Earnings (loss) from operations	96,966	236	(26,892)	12,013	82,323
Earnings (loss) before income taxes	100,259	353	(26,458)	(5,772)	68,382

Fourth Quarter 2001 (as restated)
Sales	$963,229	$213,124	$238,470	$—	$1,414,823
Restructuring and impairment charges	27,556	391	75,570	133	103,650
Earnings (loss) from operations	91,208	3,031	(103,534)	6,811	(2,484)
Earnings (loss) before income taxes	97,115	3,213	(119,084)	(8,312)	(27,068)

Consolidated Summary of Expense Trends—First Quarter

	2002	% of Sales	2001	% of Sales	% Change
Cost of materials (excluding cost of transp.)	$333,905	30.5%	$425,105	32.6%	(21.5%	)
Cost of transportation	128,200	11.7%	149,263	11.5%	(14.1%	)
Cost of manufacturing[11]	393,984	36.0%	446,037	34.2%	(11.7%	)
Depreciation	72,120	6.6%	81,702	6.3%	(11.7%	)
Amortization	9,747	0.9%	16,210	1.2%	(39.9%	)
Selling and administrative expense[11]	127,877	11.7%	134,574	10.3%	(5.0%	)
Restructuring and impairment charges	26,692	2.4%	19,702	1.5%	35.5%
Net interest expense	15,453	1.4%	17,624	1.4%	(12.3%	)

[6]	Represents other operating segments of the company including Financial Services, RRD Direct, International and Other.
[7]	Includes $2 million of net non-operating losses related to investment write-downs.
[8]
Corporate earnings (loss) from operations consist principally of the following unallocated items: net earnings of benefit plans (excluding service costs); last-in first-out (LIFO) inventory provisions; and general corporate, management and information technology costs.

[9]	Corporate earnings (loss) before income taxes consist principally of earnings (loss) from operations, adjusted for interest expense not assessed to the operating segments, and other income (expense).
[10]
First quarter 2002 Corporate earnings from operations of $10.4 million includes higher bad debt expense ($1 million), lower benefit plan earnings ($3 million) and higher depreciation expense ($3 million) compared with the prior year.

[11]	Excludes depreciation and amortization, which are shown separately.

R. R. Donnelley Reports 1st-quarter 2002 Earnings

KEY INFORMATION
($000's omitted)

Net Sales Detail—First Quarter	2002	% of Total	2001	% of Total	% Change
Magazines, Catalogs and Retail	$386,667	35.4%	$501,624	38.5%	(22.9%)
Book Publishing Services	154,670	14.1%	163,653	12.6%	(5.5%)
Telecommunications	143,261	13.1%	176,417	13.5%	(18.8%)
Premedia	29,736	2.7%	36,280	2.8%	(18.0%)

Donnelley Print Solutions	714,334	65.3%	877,974	67.4%	(18.6%)

Logistics Services	172,079	15.7%	186,218	14.3%	(7.6%)

Financial Services	102,875	9.4%	100,839	7.7%	2.0%
RRD Direct	33,978	3.1%	46,134	3.5%	(26.3%)
International[12]	70,384	6.4%	90,440	6.9%	(22.2%)
Other[13]	—	0.0%	1,045	0.1%	(100.0%)

Other	207,237	18.9%	238,458	18.3%	(13.1%)

Total Net Sales	$1,093,650	100.0%	$1,302,650	100.0%	(16.0%)

VAR Detail—First Quarter	2002	% of Total	2001	% of Total	% Change
Magazines, Catalogs and Retail	$241,128	38.2%	$308,731	42.4%	(21.9%)
Book Publishing Services	111,534	17.7%	116,866	16.0%	(4.6%)
Telecommunications	64,107	10.2%	75,770	10.4%	(15.4%)
Premedia	29,736	4.7%	36,280	5.0%	(18.0%)

Donnelley Print Solutions	446,505	70.7%	537,647	73.8%	(17.0%)

Logistics Services	43,984	7.0%	36,954	5.1%	19.0%
Financial Services	86,885	13.8%	84,154	11.6%	3.2%
RRD Direct	18,824	3.0%	25,481	3.5%	(26.1%)
International[12]	34,918	5.5%	42,279	5.8%	(17.4%)
Other[13]	429	0.1%	1,767	0.2%	(75.7%)

Other	141,056	22.3%	153,681	21.1%	(8.2%)
Total VAR	$631,545	100.0%	$728,282	100.0%	(13.3%)

[12] Includes Latin America, Poland and Asia

[13] Includes Red Rover and Other

5